UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2005
STEWART ENTERPRISES, INC.
( Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 11, 2005, Stewart Enterprises, Inc. (“the Company”) entered into amendments to the employment agreements with Messrs. Everett N. Kendrick, Chief Operating Officer, Executive Vice President and President — Sales and Marketing Division; G. Kenneth Stephens, Jr., Executive Vice President and President — Western Division; Brent F. Heffron, Executive Vice President and President — Eastern Division; and Randall L. Stricklin, Senior Vice President and President — Corporate Development. The amendments are effective retroactive to July 14, 2005. On October 11, 2005, the Company also entered into a separation agreement with Michael K. Crane, Senior Vice President and President — Central Division, which provides that he will retire from all positions with the Company on October 31, 2005.
     Mr. Kendrick’s amended agreement provides for an annual salary of $350,000 and makes him eligible for an increase of $50,000 in August 2006. The agreement also provides that Mr. Kendrick is eligible to be considered for an annual bonus of up to 130% of salary, with the actual amount to be awarded based on factors established annually by the Compensation Committee of the Company’s Board of Directors.
     The amended agreements with Messrs. Stephens and Heffron provide for an annual salary of $325,000 and makes them eligible for an increase of $25,000 in August 2006 and eligible to be considered for a maximum annual bonus of up to 130% of salary, with the actual amount to be awarded based on factors established annually by the Compensation Committee of the Company’s Board of Directors.
     Mr. Stricklin’s amended agreement provides for an annual salary of $300,000 and makes him eligible to be considered for an annual bonus of up to $150,000, with the actual amount to be awarded based upon factors established annually by the Compensation Committee of the Company’s Board of Directors.
     Mr. Crane’s separation agreement provides that, following his retirement, the Company will pay Mr. Crane a total of $300,000 in equal semi-monthly installments over a two-year period. The agreement also provides Mr. Crane with continued health insurance for one year and one additional year of service credit under the Company’s Supplemental Executive Retirement Plan.
     The descriptions above of the amendments to the employment agreements and the separation agreement are not complete and are qualified in their entirety by the actual terms of these documents, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
October 11, 2005	/s/ Michael G. Hymel
Michael G. Hymel
Vice President Corporate Controller Chief Accounting Officer